UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 10, 2006

Lightbridge, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21319	04-3065140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30 Corporate Drive, Burlington, Massachusetts		01803
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-359-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

We hereby amend our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 10, 2006 ("Original Filing"), in which we announced certain exit or disposal activities ("exit activities") with respect our premises at 30 Corporate Drive, Burlington, Massachusetts ("Burlington premises"). The purpose of this amendment is to describe a sublease for the remaining part of the Burlington premises.

On February 8, 2007, we entered into a sublease for property at 30 Corporate Drive, Burlington, Massachusetts, covering 45,554 square feet comprising the first and second floors of the Burlington premises. The initial sublease term is from May 1, 2007 through October 31, 2011. Annual rent for the premises is $865,526.00, payable in equal installments of $72,127.17. The base sublease rent shall not begin to accrue until the first anniversary of the sublease commencement date. Subtenant shall also pay its share of certain increases in property taxes and operating costs and certain electric charges as set forth in the sublease. This is not a complete summary of the terms of the Sublease. The complete terms are contained in the Sublease, as amended, attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Landlord consented to the Sublease on March 6, 2007. The estimated sublease income does not change our previously estimated facilities exit charges related to our exit activities.

Item 9.01 Financial Statements and Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightbridge, Inc.

March 13, 2007	By:	Timothy C. O'Brien

Name: Timothy C. O'Brien
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Sublease Agreement